As filed with the Securities and Exchange Commission on September 6, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chaparral Steel Company

(Exact name of registrant as specified in its charter)

Delaware	20-2373478
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Ward Road, Midlothian, Texas	76065
(Address of Principal Executive Offices)	(Zip Code)

CHAPARRAL STEEL COMPANY AMENDED AND RESTATED

2005 OMNIBUS EQUITY COMPENSATION PLAN

(Full title of the plan)

Robert E. Crawford, Jr.

Vice President, Secretary and General Counsel

Chaparral Steel Company

300 Ward Road, Midlothian, Texas 76065

(Name and address of agent for service)

(972) 779-1060

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock Par Value - $0.01 per share	3,284,510 shares	$37.68	$123,760,336.80	$13,243

(1)	Plus any additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(2)	Computed in accordance with Rules 457 (c) and (h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the shares, as reported by the Global Select Market of The NASDAQ Stock Market LLC, on September 5, 2006.

PART I

EXPLANATORY NOTE

We are filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering an additional 3,284,510 shares of our common stock, par value $0.01 per share (“Common Stock”), for issuance pursuant to the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan (as amended, the “Plan”). We previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, the contents of which are hereby incorporated herein by reference, a Form S-8 Registration Statement (File No. 333-126992) on July 28, 2005, with respect to 4,000,000 shares of Common Stock offered pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by the registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1) The registrant’s Annual Report on Form 10-K for the year ended May 31, 2006, filed with the Commission on July 24, 2006.

(2) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant’s document referred to in (1) above.

(3) The description of the registrant’s Capital Stock contained in registrant’s Form 10, as amended, filed with the Commission on May 10, 2005, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents.”) Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

See Exhibit Index on page 4.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian and the State of Texas, on August 31, 2006.

CHAPARRAL STEEL COMPANY

By	/s/ Tommy A. Valenta
Tommy A. Valenta
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Tommy A. Valenta and Robert E. Crawford, Jr. and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, this Registration Statement on Form S-8 and any and all post-effective amendments and supplements to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE	DATE
/s/ Tommy A. Valenta	President and Chief Executive Officer	August 31, 2006
Tommy A. Valenta	(Principal Executive Officer) and Director

/s/ James M. Hoak, Jr.	Director	August 31, 2006
James M. Hoak, Jr.

/s/ J. Celtyn Hughes	Vice President and Chief Financial Officer	August 31, 2006
Celtyn Hughes	(Principal Financial Officer)

/s/ Kevin Linch	Controller	August 31, 2006
Kevin Linch	(Principal Accounting Officer)

/s/ Eugenio Clariond	Director	August 31, 2006
Eugenio Clariond

/s/ Ian Wachtmeister	Director	August 31, 2006
Ian Wachtmeister

/s/ Elizabeth C. Williams	Director	August 31, 2006
Elizabeth C. Williams

/s/ Joseph M. Grant	Director	August 31, 2006
Joseph M. Grant

/s/ Ronald J. Gafford	Director	August 31, 2006
Ronald J. Gafford

/s/ Joseph D. Mahaffey	Director	August 31, 2006
Joseph D. Mahaffey

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EXHIBIT INDEX

Exhibit No.	Description
4	Rights Agreement, effective as of July 29, 2005, between Chaparral Steel Company and Mellon Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the registrant’s Form 8-K filed with the Commission on July 21, 2005)

5	Opinion of Winstead Sechrest & Minick P.C. as to the legality of the registrant’s Common Stock*

23.1	Consent of Winstead Sechrest & Minick P.C. (included in the Opinion filed as Exhibit 5 hereto)*

23.2	Consent of Ernst &Young LLP, independent registered public accounting firm*

24	Power of Attorney (set forth on the signature page hereof)*

99.1	Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan (incorporated by reference to Exhibit 10.3 to the registrants’ Form 10-12G/A filed with the Commission on July 21, 2005)

99.2	Amendment No. 1 to Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan adopted by the Board of Directors on August 15, 2006*

*	Filed herewith

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